UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2009, Virgin Media Inc. (the “Company”), certain of its subsidiaries, and Deutsche Bank AG, London Branch, as Facility Agent on behalf of itself and other banks and financial institutions, executed a Seventh Amendment Deed which effected certain amendments (the “Amendments”) to (i) the Company’s Senior Facilities Agreement dated March 3, 2006, as amended and restated from time to time, by and among the same parties and others (as amended by the Seventh Amendment Deed, the “Amended and Restated SFA”) and (ii) the Company’s Group Intercreditor Deed dated March 3, 2006, as amended and restated from time to time, by and among the same parties and others (as amended by the Seventh Amendment Deed, the “Amended and Restated ICA”).

The Amended and Restated SFA has been amended to, among other things, permit the issuance of an unlimited amount of senior secured notes (“SSNs”), provided that 100% of the net proceeds of any issuance of SSNs must be applied to repay debt under the Amended and Restated SFA.  Any SSNs would rank pari passu with the debt outstanding under the Amended and Restated SFA and the borrowers and guarantors under the Amended and Restated SFA are permitted to grant guarantees and security in respect of any SSNs.  A covenant has been added to the Amended and Restated SFA that requires the Company to maintain outstandings and commitments under the Amended and Restated SFA in an aggregate principal amount of not less than £1.0 billion.

The Amended and Restated ICA, among other things, includes provisions that govern the relationship and rights among the lenders under the Amended and Restated SFA, any future holders of SSNs and any other senior creditors that are, or become, parties to the Amended and Restated ICA.  In addition, the hedging related terms in the Amended and Restated ICA have been updated to bring them in line with current market standards and hedge counterparty expectations.

The Amendments are described in more detail in the Company’s press release dated October 16, 2009, which is attached as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2009, and incorporated herein by reference. In addition to the Amendments, the press release describes certain other amendments to other documents, including the Company’s High Yield Intercreditor Agreement, which have not yet become effective.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated SFA and the Amended and Restated ICA, which are attached as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

The Company will pay approximately £7 million in fees in connection with the Amendments.

On October 30, 2009, the Company issued a press release regarding the Amendments.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

10.1	Senior Facilities Agreement, dated March 3, 2006, as amended and restated on May 22, 2006, July 10, 2006, August 10, 2006, April 4, 2007, May 15, 2008, November 10, 2008 and October 30, 2009.
10.2	Group Intercreditor Deed, dated March 3, 2006, as amended and restated on June 13, 2006, July 10, 2006, July 31, 2006, May 15, 2008 and October 30, 2009.
99.1	Press release, dated October 30, 2009, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2009	VIRGIN MEDIA INC.
	By:	/s/ Bryan H. Hall
Bryan H. Hall Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Senior Facilities Agreement, dated March 3, 2006, as amended and restated on May 22, 2006, July 10, 2006, August 10, 2006, April 4, 2007, May 15, 2008, November 10, 2008 and October 30, 2009.
10.2	Group Intercreditor Deed, dated March 3, 2006, as amended and restated on June 13, 2006, July 10, 2006, July 31, 2006, May 15, 2008 and October 30, 2009.
99.1	Press release, dated October 30, 2009, issued by Virgin Media Inc.